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                                   EXHIBIT 23
                                   ----------


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-43109, 333-48039 and 333-74059) and Form S-8 (File Nos. 333-06107, 033-58781, 333-72543 and 333-61438) of Progress
Financial Corporation of our report dated January 22, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

We also consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-43109, 333-48039 and 333-74059) and Forms S-8 (File
Nos. 333-06107, 033-58781, 333-72543 and 333-61438) of Progress Financial
Corporation of our report dated February 26, 2002 relating to the financial statements and financial statement schedules of Ben Franklin/Progress Capital Fund L.P., which appears as an exhibit in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
March 19, 2002